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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2003

WALTER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20537 (Commission File Number)	13-3429953 (IRS Employer Identification No.)
4211 W. Boy Scout Boulevard, Tampa, Florida 33607 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 871-4811

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5. Other Events

        On October 30, 2003, Walter Industries, Inc. (the "Company") issued a press release announcing the Company had entered into a definitive agreement to sell its JW Aluminum Company subsidiary. A copy of the press release is attached hereto as Exhibit (99) and is hereby incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.
By:	/s/ CHARLES E. CAUTHEN
Title:	Charles E. Cauthen Sr. Vice President and Controller

Date: October 31, 2003

Exhibit Index

(99)
Press release dated October 30, 2003 issued by Walter Industries, Inc.

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SIGNATURES
Exhibit Index